Exhibit 10.105

AMENDED AND RESTATED
SECURED PROMISSORY NOTE
[CLINTON BROOKSIDE BORROWER]

$3,072,992.00                                                                                                              Albany, New York

                  Dated as of December 21, 2001

         WHEREAS, KEY CORPORATE CAPITAL INC., a Michigan corporation with an office for the transaction of business located at 66 South Pearl Street, Albany, New York 12207 (the "Lender"), is the holder of a certain Secured Promissory Note dated as of January 14, 2000 made by CLINTON BROOKSIDE DRIVE, LLC, a New York limited liability company with an office for the transaction of business at c/o Alterra Healthcare Corporation, 10000 Innovation Drive, Milwaukee, Wisconsin 53226 ("Clinton Brookside"), in the original principal sum of $3,300,000.00 (the "Prior Clinton Brookside Note"); and

         WHEREAS, subject to the terms of a certain Omnibus Modification, Assumption and Joinder Agreement dated as of December 7, 2001 (the "December 7 Omnibus Modification Agreement"), (a) ALE4 LLC, a New York limited liability company with an office for the transaction of business at 250 South Clinton Street, Syracuse, New York 13202 ("ALE4"), assumed all obligations under, and agreed to comply with, perform and be bound by all of the terms and conditions set forth in, the Prior Clinton Brookside Note and all of the other loan documents executed in connection therewith, as if ALE4 were an original party thereto, jointly and severally liable with Clinton Brookside for the payment and performance of all obligations owing to the Lender under the Prior Clinton Brookside Note and all of the other loan documents executed in connection therewith, and (b) the Prior Clinton Brookside Note and all of the other loan documents executed in connection therewith were modified so as to effectuate such assumption and joinder by ALE4; and

         WHEREAS, subject to the terms of a certain Omnibus Modification, Assumption and Joinder Agreement dated as of even date herewith (the "December 21 Omnibus Modification Agreement"), (a) AHC Exchange Corporation, a Delaware corporation with an office for the transaction of business at 10000 Innovation Drive, Milwaukee, Wisconsin 53226 ("AHC Exchange Corp." or the "Additional Borrower"), has assumed all obligations under, and agreed to comply with, perform and be bound by all of the terms and conditions set forth in, the Prior Clinton Brookside Note and all of the other loan documents executed in connection therewith, in the place and stead of ALE4, as if AHC Exchange Corp. were an original party thereto, jointly and severally liable with Clinton Brookside for the payment and performance of all obligations owing to the Lender under the Prior Clinton Brookside Note and all of the other loan documents executed in connection therewith, (b) ALE4 was released and discharged from and in respect of any and all liabilities and obligations that ALE4 had or ever could have had under or in respect of the Prior Clinton Brookside Note and all of the other loan documents executed in connection therewith, all as modified by the December 7 Omnibus Agreement, and (c) the Prior Clinton Brookside Note and all of the other loan documents executed in connection therewith were further modified so as to effectuate such assumption and joinder by AHC Exchange Corp.; and

         WHEREAS, Clinton Brookside and AHC Exchange Corp. (hereinafter collectively referred to as the "Clinton Brookside Borrower") desire to amend and restate the Prior Clinton Brookside Note, as modified by the December 7 Omnibus Modification Agreement and the December 21 Omnibus Modification Agreement, the remaining principal balance of which is currently $3,072,992.00, on terms and conditions acceptable to Lender;

         NOW, THEREFORE, FOR VALUE RECEIVED, the Clinton Brookside Borrower promises to pay to the order of the Lender the principal sum of THREE MILLION SEVENTY-TWO THOUSAND NINE HUNDRED NINETY-TWO AND 00/100ths ($3,072,992.00) DOLLARS, as evidenced by the Prior Clinton Brookside Note, modified as aforesaid, with interest on the unpaid principal balance of such amount from the date hereof at the Interest Rate (defined herein). This Amended and Restated Secured Promissory Note (the "Note") evidences a certain loan (the "Clinton Brookside Loan" or the "Loan") made by the Lender to the Clinton Brookside Borrower, the aggregate unpaid principal balance of which is the principal amount hereof, and is secured by:

          (a)         that certain Mortgage and Security Agreement dated as of January 14, 2000, executed and delivered by Clinton Brookside to Lender and recorded in the Oneida County Clerk's Office on January 25, 2000 in Liber 3313 of Mortgages at Page 183, which Mortgage and Security Agreement was modified by (i) that certain Modification, Assumption and Joinder Agreement dated as of December 7, 2001 (the "December 7 Modification Agreement") and (ii) that certain Modification, Assumption and Joinder Agreement of even date herewith (the "December 21 Modification Agreement"), and which Mortgage and Security Agreement will be further modified by that certain Mortgage Modification and Extension Agreement dated as of even date herewith, to be executed and delivered by the Clinton Brookside Borrower to the Lender, and intended to be recorded in the Oneida County Clerk's Office (collectively, the "Mortgage");

          (b)         that certain Guaranty of Payment and Performance dated as of January 14, 2000, executed and delivered by Alterra Healthcare Corporation ("Alterra"), to Lender, as modified by the above December 7 and the December 21 Omnibus Modification Agreements (the "Alterra Guaranty");

          (c)         that certain Amended and Restated Guaranty of Payment and Performance dated as of even date herewith, to be executed and delivered by Alterra to Lender (the "Amended Alterra Guaranty");

          (d)         that certain Security Agreement dated January 14, 2000, executed and delivered by Clinton Brookside to Lender, as modified by the above December 7 and the December 21 Omnibus Modification Agreements (the "Security Agreement");

          (e)          hat certain Assignment of Rents and Leases dated as of January 14, 2000, executed and delivered by Clinton Brookside to Lender and recorded in the Oneida County Clerk's Office on January 25, 2000 in Liber 2903 of Deeds at Page 526 as modified by the above December 7 and the December 21 Modification Agreements;

          (f)         that certain Assignment of Contract Documents dated as of January 14, 2000, executed and delivered by Clinton Brookside to Lender, as modified by the December 7 and the December 21 Omnibus Modification Agreements (the "Assignment of Contract Documents");

          (g)         that certain Hazardous Substances Indemnity Agreement dated as of January 14, 2000, executed and delivered by Clinton Brookside to Lender, as modified by the above December 7 and the December 21 Omnibus Modification Agreements (the "Hazardous Substances Indemnity Agreement");

          (h)         that certain Limited Recourse Guaranty dated as of even date herewith, to be executed and delivered by Clinton Sterling Cottage Operator, Inc. (the "Operator");

          (i)         that certain Limited Recourse Guaranty dated as of even date herewith, to be executed and delivered by each of (i) Ithaca Bundy Road, LLC ("Ithaca Bundy") and AHC Exchange Corp. (collectively, the "Ithaca Bundy Borrower"), (ii) Ithaca Trumansburg Road, LLC ("Ithaca Trumansburg") and AHC Exchange Corp. (collectively, the "Ithaca Trumansburg Borrower"), (iii) Niagara Nash Road, LLC ("Niagara") and AHC Niagara LLC (collectively, the "Niagara Nash Borrower"), (iv) Niagara SC Wheatfield, LLC ("Niagara Wheatfield") and AHC Exchange Corp. (collectively, the "Niagara Wheatfield Borrower"), and (v) Rockland Veterans Memorial Drive, LLC ("Rockland") and AHC Exchange Corp. (collectively, the "Rockland Borrower") (Alterra, the Operator, the Ithaca Bundy Borrower, the Ithaca Trumansburg Borrower, the Niagara Nash Borrower, the Niagara Wheatfield Borrower and the Rockland Borrower are sometimes individually referred to herein as a "Guarantor", and collectively referred to herein as the "Guarantors");

          (j)         that certain (i) Second Mortgage and Security Agreement dated as of even date herewith, to be executed and delivered by the Ithaca Bundy Borrower to Lender in the original principal sum of $125,000.00, (ii) Second Mortgage and Security Agreement dated as of even date herewith, to be executed and delivered by the Ithaca Trumansburg Borrower to Lender in the original principal sum of $125,000.00, (iii) Second Mortgage and Security Agreement dated as of even date herewith, to be executed and delivered by the Niagara Nash Borrower to Lender in the original principal sum of $125,000.00, (iv) Second Mortgage and Security Agreement dated as of even date herewith, to be executed and delivered by the Niagara Wheatfield Borrower to Lender in the original principal sum of $250,000.00, and (v) Second Mortgage and Security Agreement dated as of even date herewith, to be executed and delivered by the Rockland Borrower to Lender in the original principal sum of $750,000.00;

          (k)         that certain Conditional Assignment of Management Agreement dated as of even date herewith, to be executed and delivered by the Operator to Lender;

          (l)         that certain Cash Management Agreement dated as of even date herewith, to be executed and delivered by the Clinton Brookside Borrower, the Operator and Alterra to Lender;

          (m)         that certain Pledge of Membership Interests dated as of even date herewith, to be executed and delivered by Alterra to Lender;

          (n)         that certain Stock Pledge Agreement dated as of even date herewith, to be executed and delivered by Alterra to Lender;

          (o)         that certain Cash Collateral Account Agreement dated as of even date herewith, to be executed and delivered by Alterra to Lender;

          (p)         that certain Omnibus Modification, Ratification and Extension Agreement dated as of even date herewith, to be executed and delivered by the Clinton Brookside Borrower to Lender respecting: (i) the Security Agreement, (ii) the Assignment of Contract Documents, and (iii) the Hazardous Substances Indemnity Agreement; and

          (q)         all such other security and documents as may have been or may now or hereafter be given to Lender as security for the Clinton Brookside Loan (all of the above-referenced documents, this Note and such other documents evidencing such other security as may now or hereafter be given as further security for, or in connection with, the Clinton Brookside Loan being hereinafter individually referred to as a "Loan Document", and collectively referred to as the "Loan Documents").

I

DEFINITIONS

Except as otherwise defined herein, capitalized terms used herein shall have the following definitions:

          (a)         " AMENDED NOTES" shall mean, collectively, (i) this Note, (ii) that certain Amended and Restated Secured Promissory Note dated as of even date herewith made by the Ithaca Bundy Borrower in favor of Lender in the original principal sum of $3,325,800.00, (iii) that certain Amended and Restated Secured Promissory Note dated as of even date herewith made by the Ithaca Trumansburg Borrower in favor of Lender in the original principal sum of $2,862,607.00, (iv) that certain Amended and Restated Secured Promissory Note dated as of even date herewith made by the Niagara Nash Borrower in favor of Lender in the original principal sum of $3,420,000.00, (v) that certain Amended and Restated Secured Promissory Note dated as of even date herewith made by the Niagara Wheatfield Borrower in favor of Lender in the original principal sum of $3,140,578.00, and (vi) that certain Amended and Restated Secured Promissory Note dated as of even date herewith made by the Rockland Borrower in favor of Lender in the original principal sum of $6,335,739.00.

          (b)          "AMENDED NOTE MATURITY DATE" shall mean December 31, 2004.

          (c)         "BORROWERS" shall mean, collectively, the Ithaca Bundy Borrower, the Ithaca Trumansburg Borrower, the Niagara Nash Borrower, the Niagara Wheatfield Borrower, the Clinton Brookside Borrower and the Rockland Borrower, each a Borrower under the terms of certain loans identified on Schedule "A" attached hereto.

          (d)         "BUSINESS DAY" shall mean any day other than (i) a Saturday or Sunday, or (ii) a day on which commercial banks in New York are authorized to close.

          (e)         "CLOSING" or "CLOSING DATE" shall mean the date of the execution and delivery of this Note.

          (f)         "DEBT SERVICE COVERAGE RATIO" shall mean the ratio of (1) net income before subordinated management fees, interest expense (including capital leases), taxes, and depreciation and amortization (EBITDA) to (2) the sum of the scheduled monthly principal and interest payments due on the Loan for the quarter of calculation. For purposes of calculating the Debt Service Coverage Ratio, it shall be assumed that the applicable Borrowers are required, during the quarter of calculation, to make monthly installments of principal in the amounts set forth in such Borrowers' respective Amended Notes, notwithstanding the actual principal payment schedule set forth in such Amended Notes.

          (g)         "DEFAULT INTEREST RATE" shall mean the lesser of (i) the applicable Interest Rate (as hereinafter defined) plus four (4%) percent per annum, or (ii) the maximum interest rate permitted under New York law.

          (h)         "EVENT OF DEFAULT" is defined in Article "V(f)" of this Note.

          (i)         "INTEREST RATE" shall mean the rate of interest to be paid by the Clinton Brookside Borrower on any outstanding principal due under this Note and shall be equal to Prime Rate (defined below) plus one (1.0%) percent per annum (the "Interest Rate").

          (j)         "LATE PAYMENT CHARGE" is defined in Section "V(c)" of this Note.

          (k)         "MANAGER" shall mean Alterra, and any successor manager designated as Manager of the Clinton Brookside Project (as hereinafter defined) with the prior written consent of Lender.

          (l)          "OCCUPANCY RATE" for any given Project (hereinafter defined) for any given month shall be computed as the ratio of the total number of units occupied as of the last day of such month to the total number of units at the Project.

          (m)         "PRIME RATE" shall mean the rate of interest set, determined or announced on a periodic basis by KeyBank National Association as its "Prime Rate", which rate of interest is not necessarily the lowest rate charged by KeyBank National Association on loans and other credits, which may be extended by KeyBank National Association at rates both above and below the Prime Rate (although such other loans and credits shall have no bearing on the determination of the Prime Rate for purposes hereof).

          (n)         "PROJECT" OR "PROJECTS" shall mean individually and collectively, those certain facilities commonly known as (i) Sterling House of Ithaca, Town of Ithaca, Tompkins County, New York (the "Ithaca Bundy Project"), (ii) Clare Bridge Cottage of Ithaca, Town of Ithaca, Tompkins County, New York (the "Ithaca Trumansburg Project"), (iii) Sterling House of Niagara, Town of Wheatfield, Niagara County, New York (the "Niagara Nash Project"), (iv) Clare Bridge Cottage of Niagara, Town of Wheatfield, Niagara County, New York (the "Niagara Wheatfield Project"), (v) Clare Bridge Cottage of Clinton, Town of Kirkland, Oneida County, New York (the "Clinton Brookside Project"), and (vi) Clare Bridge Cottage of Rockland, Town of Orangetown, Rockland County, New York (the "Rockland Project").

          (o)         "STABILIZED GROSS REVENUES", as used in this Note, shall mean the gross revenues generated at any given Project assuming a 94% Occupancy Rate.

II

INTEREST

          (a)          COMPUTATION OF INTEREST. Interest on the outstanding principal balance of this Note shall be computed on the basis of "a 360-day year for the actual number of days elapsed" (such phrase, as used throughout this Note, shall mean that in computing interest for the subject period, the interest rate shall be multiplied by a fraction, the denominator of which is 360 and the numerator of which is the actual number of days elapsed from the Closing or the date of the preceding interest and/or principal due date, as the case may be, to the date of the next interest and/or principal due date). Interest shall accrue until the Loan is repaid.

          (b)         INTEREST CHANGE PROCEDURES. Any change in the Prime Rate shall automatically and simultaneously effect a corresponding change in the Interest Rate without notice to the Clinton Brookside Borrower.

          (c)         IMPLEMENTATION OF DEFAULT INTEREST RATE. Upon the occurrence and during the continuance of an Event of Default (hereinafter defined), the computation of interest under this Note shall immediately and without further action by Lender be based upon the Default Interest Rate.

III

PAYMENT OF PRINCIPAL AND INTEREST

          (a)         At the Closing, the Clinton Brookside Borrower shall pay to Lender any accrued and unpaid interest on the Prior Clinton Brookside Note at the Interest Rate.

          (b)         In addition, the Clinton Brookside Borrower shall pay interest from the Closing Date at the Interest Rate on the unpaid principal balance under this Note commencing on the first (1st) day of the first full calendar month immediately following the Closing, and continuing on the first (1st) day of each calendar month thereafter through the first (1st) day of January, 2002 (or such earlier date in the event the Lender accelerates the Clinton Brookside Borrower's obligations hereunder).

          (c)         In addition, commencing on the first (1st) day of February, 2002 and continuing on the first (1st) day of each month thereafter, the Clinton Brookside Borrower shall make a series of consecutive, equal monthly installments of principal each in the sum of $3,112.50, plus interest at the Interest Rate on the then-outstanding principal balance under this Note, until the Amended Note Maturity Date (or such earlier date in the event the Lender accelerates the Clinton Brookside Borrower's obligations hereunder), when the entire principal balance of the Clinton Brookside Loan remaining unpaid, plus any and all accrued and unpaid interest thereon, and any other sums owing to Lender under this Note or any of the other Loan Documents, shall be due and payable in full.

IV

COVENANTS

So long as the Loan is outstanding, the Clinton Brookside Borrower covenants that:

         (a)         Commencing with the quarter ending December 31, 2001, and tested quarterly at the end of each calendar quarter thereafter through the quarter ending September 30, 2002, all of the Ithaca Bundy, Ithaca Trumansburg, Niagara Nash, Niagara Wheatfield and Clinton Brookside Projects combined shall achieve and sustain a minimum combined Debt Service Coverage Ratio of 1.00:1.00.

         (b)         Commencing with the quarter ending December 31, 2002, and tested quarterly at the end of each calendar quarter thereafter through the quarter ending September 30, 2003, all of the Ithaca Bundy, Ithaca Trumansburg, Niagara Nash, Niagara Wheatfield and Clinton Brookside Projects combined shall achieve and sustain a minimum combined Debt Service Coverage Ratio of 1.20:1.00.

         (c)         Commencing with the quarter ending December 31, 2003, and tested quarterly at the end of each calendar quarter thereafter, all of the Ithaca Bundy, Ithaca Trumansburg, Niagara Nash, Niagara Wheatfield and Clinton Brookside Projects combined shall achieve and sustain a minimum combined Debt Service Coverage of 1.40:1.00.

         (d)         Commencing with the month ending December 31, 2001 and for each month thereafter until the Amended Note Maturity Date, the Clinton Brookside Borrower will deliver, or cause to be delivered, to Lender within twenty-five (25) days after the end of each such month, the following documents: (1) an income statement respecting the Clinton Brookside Project, and (2) a report detailing occupancy at the Clinton Brookside Project as of the last day of that month.

Commencing with the quarter ending December 31, 2001 and for each quarter thereafter until the Amended Note Maturity Date, the Clinton Brookside Borrower will deliver, or cause to be delivered, to Lender within twenty-five (25) days after the end of each such quarter, the following documents: (a) the preceding quarter's income statement respecting the Clinton Brookside Project, and (b) a covenant calculation worksheet demonstrating compliance with any covenant tests which may be required under Article IV(a), IV(b) and IV(c) above.

All of the above reports, schedules, statements, and other documentation to be delivered by the Clinton Brookside Borrower in accordance with this Article IV are to be in a form satisfactory to Lender in its sole discretion.

          (e)         The Clinton Brookside Borrower shall cause the Manager to subordinate all of its annual management fee and any other fees payable to the Manager to the payment of all debt service payments on the Amended Notes. All such management and other fees payable to the Manager shall not exceed six (6%) percent of the higher of (a) actual gross revenues generated at the Clinton Brookside Project, or (b) Stabilized Gross Revenues.

          (f)         Without the prior written consent of Lender, none of the Ithaca Bundy, Ithaca Trumansburg, Niagara Nash, Niagara Wheatfield or Clinton Brookside Projects shall be sold or refinanced, unless (i) all of the Projects are contemporaneously sold or refinanced, and (ii) all sums owed under all of the Amended Notes, and all of the loan documents relating to the Amended Notes, are paid to Lender in full.

For purposes of this Article, whenever any accounting term is used herein and is not otherwise defined, it shall be interpreted in accordance with Generally Accepted Accounting Principles.

V

GENERAL CONDITIONS

          (a)         METHOD OF PAYMENT. All payments under this Note are payable at 127 Public Square, 6th Floor, Cleveland, Ohio 44114, or at such other place as Lender shall notify the Clinton Brookside Borrower in writing. Lender reserves the right to require any payment on this Note, whether such payment is of a regular installment or represents a prepayment, to be by wired federal funds or other immediately available funds or to be paid at a place other than the above address.

          (b)         APPLICATION OF PAYMENTS RECEIVED. Except as may otherwise be provided in this Note, all payments received by Lender on this Note shall be applied by Lender to any unpaid Late Payment Charges (defined herein), accrued and unpaid interest then due and owing and the reduction of principal of this Note, in such order and in such amounts as Lender, in its sole discretion, may determine from time to time.

          (c)         LATE PAYMENT CHARGES. If the Clinton Brookside Borrower fails to pay any amount of principal and/or interest on this Note for ten (10) days after such payment becomes due, whether by acceleration or otherwise, Lender may, at its option, whether immediately or at the time of final payment of the amounts evidenced by this Note, impose a late payment charge (the "Late Payment Charge") computed by multiplying the amount of each past due payment by four (4%) percent. Until any and all Late Payment Charges are paid in full, the amount thereof shall be added to the indebtedness secured by any of the Loan Documents. The Late Payment Charge is not a penalty and is deemed to be liquidated damages for the purpose of compensating Lender for the difficulty in computing the actual amount of damages incurred by Lender as a result of the late payment by the Clinton Brookside Borrower.

          (d)         PREPAYMENT. The principal balance of this Note may be prepaid in whole or in part, at any time without premium or penalty.

In the event Lender receives partial prepayments, or in the event that Lender shall receive proceeds of condemnation or insurance proceeds for application against the Loan, such prepayments and proceeds shall be applied to installments of principal in the inverse order of maturity and no prepayment premium shall be charged or deducted from such condemnation or insurance proceeds.

          (e)         NO ADDITIONAL ADVANCES. There shall be no additional advances of proceeds under the Prior Clinton Brookside Note or this Note.

          (f)         ACCELERATION AND DEFAULT. If:

          (i)          the Clinton Brookside Borrower fails to pay any sum due on this Note within ten (10) days of the date the same is due; or

          (ii)         the Clinton Brookside Borrower shall fail to perform any other covenant, obligation or agreement required to be performed by the Clinton Brookside Borrower under this Note for thirty (30) days after Lender has given written notice of such failure to the Clinton Brookside Borrower, or if such failure is capable of cure, but cannot be reasonably cured within thirty (30) days, the failure of the Clinton Brookside Borrower to commence curing such failure within thirty (30) days and thereafter prosecute the same with due diligence; or

          (iii)         Any material warranty or representation made or given by the Clinton Brookside Borrower or any financial or other statement submitted by or on behalf of the Clinton Brookside Borrower or any Guarantor in any instrument furnished in compliance with or in reference to this Note or any of the other Loan Documents was false or misleading in any material respect as of the date when made; or

          (iv)         Exchange Corp. or any Guarantor shall file a petition or seek relief under or take advantage of any insolvency law; make an assignment for the benefit of creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator, custodian or conservator of Clinton Brookside, AHC Exchange Corp. or any Guarantor or of the whole or substantially all of Clinton Brookside's, AHC Exchange Corp.'s or any Guarantor's property or of any collateral pledged as security for this Note; or if Clinton Brookside, AHC Exchange Corp. or any Guarantor shall file a petition or an answer to a petition filed against Clinton Brookside, AHC Exchange Corp. or any Guarantor under any chapter of the Bankruptcy Reform Act of 1978, as amended (or any successor statute thereto), or file a petition or seek relief under or take advantage of any other similar law or statute of the United States of America, any state thereof, or any foreign country or subdivision thereof; or

          (v)          A court of competent jurisdiction shall enter an order, judgment or decree appointing or authorizing a receiver, trustee, liquidator, custodian or conservator of Clinton Brookside, AHC Exchange Corp. or any Guarantor or of the whole or substantially all of Clinton Brookside's, AHC Exchange Corp.'s or any Guarantor's property, or any portion of the collateral pledged as security for this Note, or enter an order for relief against Clinton Brookside, AHC Exchange Corp. or any Guarantor in any case commenced under any chapter of the Bankruptcy Reform Act of 1978, as amended (or any successor statute thereto), or grant relief respecting Clinton Brookside, AHC Exchange Corp. or any Guarantor under any other similar law or statute of the United States of America, any state thereof, or any foreign country or subdivision thereof (other than a dismissal or a stay of an involuntary petition) and the same is not stayed or discharged within one hundred (120) days of entry; or

          (vi)         Under the provisions of any law for the relief or aid of debtors, a court of competent jurisdiction or a receiver, trustee, liquidator, custodian or conservator shall assume custody or control or take possession from the Clinton Brookside, AHC Exchange Corp. or any Guarantor of all or substantially all of Clinton Brookside's, AHC Exchange Corp.'s or any Guarantor's property or any portion of any collateral pledged as security for this Note; or

          (vii)          There is commenced against Clinton Brookside, AHC Exchange Corp. or any Guarantor any proceeding for any of the foregoing relief or if a petition is filed against Clinton Brookside, AHC Exchange Corp. or any Guarantor under any chapter of the Bankruptcy Reform Act of 1978, as amended (or any successor statute thereto), or under any other similar law or statute of the United States of America, any state thereof, or any foreign country or subdivision thereof, and such proceeding or petition remains undismissed for a period of one-hundred (180) days, or if Clinton Brookside, AHC Exchange Corp. or any Guarantor by any act indicates consent to, approval of or acquiescence in any such proceeding or petition; or

          (viii)          Lender receives a notice to creditors with regard to a bulk transfer by Clinton Brookside, AHC Exchange Corp. or any Guarantor pursuant to Article VI of the Uniform Commercial Code or if Clinton Brookside, AHC Exchange Corp. or any Guarantor shall dissolve, terminate its existence, fail, cease normal business operation or otherwise discontinue its existence; or

          (ix)          The services of the Manager under any management agreement respecting the Clinton Brookside Project are terminated, without the prior written consent of Lender; or

          (x)          An "Event of Default", as said term is defined in any of the other Loan Documents, shall have occurred and continues beyond any applicable notice and/or cure period; or

          (xi)          Clinton Brookside, AHC Exchange Corp. or any Guarantor fails to comply with the terms of, or an "event of default" occurs under, any other loan transaction or credit arrangement of any kind between Clinton Brookside, the AHC Exchange Corp. or any Guarantor, on the one hand, and the Lender on the other, except (A) any "event of default" which has, as of the date hereof, occurred under either (1) that certain Master Construction Line of Credit Agreement, dated as of October 6, 1998 among Alterra, the borrowers which have become parties thereto, the lending institutions named therein, the co-agents named therein, and Key Corporate Capital Inc. as administrative agent, as amended, or (2) that certain Master Construction Line of Credit Agreement dated as of August 31, 1999 among Third Party Investors I, LLC, the lending institutions named therein, the co-agents named therein, and Key Corporate Capital Inc. as administrative agent, as amended, or (B) any "event of default" which is a reoccurrence of any "event of default" which has, as of the date hereof, occurred under either of "(xi)(A)(1)" or "(xi)(A)(2)" above or both. Nothing contained herein is intended or shall be deemed to waive, forgive or excuse any defaults under any of the loan documents executed and delivered in connection with either of "(xi)(A)(1)" or "(xi)(A)(2)" above; or

          (xii)          An "event of default" occurs beyond any applicable notice and/or cure period under any of the loan documents executed by the Ithaca Bundy Borrower in favor of Lender, as amended and restated under loan documents executed by the Ithaca Bundy Borrower in favor of Lender dated as of even date herewith; or

          (xiii)          An "event of default" occurs beyond any applicable notice and/or cure period under any of the loan documents executed by the Ithaca Trumansburg Borrower in favor of Lender, as amended and restated under loan documents executed by the Ithaca Trumansburg Brookside Borrower in favor of Lender dated as of even date herewith; or

          (xiv)          An "event of default" occurs beyond any applicable notice and/or cure period under any of the loan documents executed by the Niagara Nash Borrower in favor of Lender, as amended and restated under loan documents executed by the Niagara Nash Borrower in favor of Lender dated as of even date herewith; or

          (xv)          An "event of default" occurs beyond any applicable notice and/or cure period under any of the loan documents executed by the Niagara Wheatfield Borrower in favor of Lender, as amended and restated under loan documents executed by the Niagara Wheatfield Borrower in favor of Lender dated as of even date herewith; or

          (xvi)         An "event of default" occurs beyond any applicable notice and/or cure period under any of the loan documents executed by the Rockland Borrower in favor of Lender, as amended and restated under loan documents executed by the Rockland Borrower in favor of Lender dated as of even date herewith;

then, and in any such event (an "Event of Default"), Lender may, at its option, declare the entire unpaid principal balance of this Note, together with all interest accrued thereon and any other sums due hereunder or under the other Loan Documents, to be immediately due and payable, and Lender may proceed to exercise any rights or remedies that it may have under this Note or any of the other Loan Documents, or such other rights and remedies which Lender may have at law, equity or otherwise. In the event of such acceleration, the Clinton Brookside Borrower may discharge its obligations to Lender by paying:

          (i)          the unpaid principal balance hereof as at the date of such payment, plus

          (ii)          accrued interest computed in the manner set forth above, plus

          (iii)          any and all Late Payment Charges computed in the manner set forth above, plus

          (iv)          any and all other sums due and owing Lender under this Note or any other Loan Document.

          (g)         COSTS AND EXPENSES ON DEFAULT. After the occurrence of an Event of Default, in addition to principal, interest, and any Late Payment Charges, Lender shall be entitled to collect all costs of collection, including, but not limited to, reasonable attorneys' fees, incurred in connection with the protection or realization of collateral or in connection with any of Lender's collection efforts, whether or not suit on this Note or any foreclosure proceeding is filed, and all such costs and expenses shall be payable on demand and until paid shall also be secured by the Loan Documents and by all other collateral held by Lender as security for the Clinton Brookside Borrower's obligations to Lender.

          (h)         NO WAIVER BY LENDER. No failure by any Guarantor of the Loan to make any payments shall be deemed a waiver or release of the Clinton Brookside Borrower's obligations hereunder. No failure on the part of Lender or any other holder hereof to exercise any right or remedy hereunder, whether before or after the happening of an Event of Default, shall constitute a waiver thereof, and no waiver of any past default shall constitute waiver of any future default or of any other default. No failure to accelerate the Loan evidenced hereby by reason of default hereunder, or acceptance of a past due installment, or indulgence granted from time to time, shall be construed to be a waiver of the right to insist upon prompt payment thereafter, or shall be deemed to be a novation of this Note, or a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right which Lender may have, whether by the laws of the state governing this Note, by agreement or otherwise; and the Clinton Brookside Borrower and each endorser or Guarantor hereby expressly waive the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

          (i)         FINANCIAL INFORMATION. The Clinton Brookside Borrower will advise Lender in writing if it operates on other than a calendar year basis. In addition to the financial reporting requirements set forth in Article IV above, the Clinton Brookside Borrower will at all times keep proper books of record and account in which full, true and correct entries shall be made in accordance with Generally Accepted Accounting Principles and, commencing with the fiscal year ending December 31, 2001, will deliver to Lender, within one hundred twenty (120) days after the end of its fiscal year, a copy of the annual compiled or, if available, audited financial statements of the Clinton Brookside Borrower respecting the Clinton Brookside Project relating to such fiscal year, such statements to include (a) the balance sheet of the Clinton Brookside Project, at the end of its fiscal year and (b) the related income statement and statement of changes in the financial position of the Clinton Brookside Project for its fiscal year, and be prepared by such certified public accountants as may be reasonably satisfactory to Lender. The Clinton Brookside Borrower also agrees to deliver to Lender within fifteen (15) days after filing same a copy of each Clinton Brookside Borrower's income tax return including, without limitation, all schedules thereto, and also agrees to deliver to Lender, from time to time, such other financial information with respect to the Clinton Brookside Borrower as Lender may reasonably request.

         The Clinton Brookside Borrower will cause Alterra to keep proper books of record and account in which full, true and correct entries shall be made in accordance with Generally Accepted Accounting Principles and, commencing with the fiscal year ending December 31, 2001, will cause Alterra to deliver to Lender, within one hundred twenty (120) days after the end of Alterra's fiscal year, a copy of the annual audited financial statements of Alterra relating to such fiscal year, such statements to include (a) the balance sheet of Alterra, at the end of such fiscal year and (b) the related income statement and statement of changes in the financial position of Alterra, for such fiscal year, and be prepared by Alterra's certified public accountants. The Clinton Brookside Borrower will also cause Alterra to provide Lender with copies of quarterly internally prepared financial statements within sixty (60) days of the conclusion of the last day of each of Alterra's fiscal quarters.

         All of the above reports, schedules, statements and other documentation to be delivered by the Clinton Brookside Borrower in accordance with this Article V(i) are to be in form satisfactory to Lender in its sole discretion.

          (j)         WAIVER BY THE CLINTON BROOKSIDE BORROWER. The Clinton Brookside Borrower and each endorser or Guarantor of this Note hereby waives presentment, protest, demand, diligence, notice of dishonor and of nonpayment, and waives and renounces all rights to the benefits of any moratorium, appraisement, exemption and homestead now provided or which may hereafter be provided by any federal or state statute, including but not limited to exemptions provided by or allowed under the Bankruptcy Code of 1978, both as to itself personally and as to all of its or their property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof.

          (k)         COMPLIANCE WITH USURY LAWS. It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to this Note. All agreements between the Clinton Brookside Borrower and Lender, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to Lender or the holder hereof, or collected by Lender or such holder, for the use, forbearance or detention of the money to be loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein, or in any of the Loan Documents, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any provision hereof or of the Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Lender or other holder hereof shall ever receive an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder or to other indebtedness secured by any of the other Loan Documents and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to the Clinton Brookside Borrower or to any other person making such payment on the Clinton Brookside Borrower's behalf. All sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of the Clinton Brookside Borrower evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, pro-rated, allocated and spread from the date of this Note until payment in full of the Loan evidenced hereby and thereby so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof and thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the Clinton Brookside Borrower, any endorser or Guarantor and Lender.

          (l)         GOVERNING LAW; SUBMISSION TO JURISDICTION. This Note shall be governed by and construed under the laws of the State of New York. The Clinton Brookside Borrower and each endorser hereby submits to personal jurisdiction in said state for the enforcement of the Clinton Brookside Borrower's obligations hereunder or under any other Loan Document, and waives any and all personal rights under the law of any other state to object to jurisdiction within such state for the purposes of litigation to enforce such obligations of the Clinton Brookside Borrower.

          (m)         WAIVER OF JURY TRIAL. THE CLINTON BROOKSIDE BORROWER HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE CLINTON BROOKSIDE BORROWER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CLINTON BROOKSIDE BORROWER'S CONSENT TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

          (n)         NOTICES. Any notices required or permitted to be given hereunder shall be: (i) personally delivered or (ii) given by registered or certified mail, postage prepaid, return receipt requested, or (iii) forwarded by overnight courier service or (iv) sent by telecopy (with hard copy to follow by another accepted method), in each instance addressed to the addresses set forth at the head of this Note, or such other addresses as the parties may for themselves designate in writing as provided herein for the purpose of receiving notices hereunder. All notices shall be in writing and shall be deemed given, in the case of notice by personal delivery or overnight courier, upon tender of delivery; in the case of mail, three Business Days after postmark; and in the case of telecopy, receipt of such telecopy independently confirmed by other than the sender's machine.

          (o)         RIGHT OF SET OFF. The Clinton Brookside Borrower grants to Lender a continuing lien for the amount of this Note upon any and all monies, securities and other property of the Clinton Brookside Borrower and the proceeds thereof, now or hereafter held or received by or in transit to Lender from or for the Clinton Brookside Borrower whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of the Clinton Brookside Borrower with, and any and all claims of the Clinton Brookside Borrower against, Lender at any time existing. Upon the occurrence of an Event of Default, Lender is authorized at any time and from time to time, without notice to the Clinton Brookside Borrower, to set off, appropriate and apply any and all items hereinabove referred to against this Note.

          (p)         HEADINGS. The headings and captions of various Articles and paragraphs of this Note are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions of this Note.

          (q)         SEVERABILITY. If any term, covenant or condition of this Note shall be held to be invalid, illegal or unenforceable in any respect, the Note shall be construed without such provision.

          (r)         LIABILITY; CONSTRUCTION. If more than one person or entity executes this Note as a Borrower, all of said persons are jointly and severally liable hereunder, and all references herein to "Borrower" shall apply both jointly and severally. The phrase "Clinton Brookside Borrower" whenever used herein shall be construed to refer to each of the parties executing this Note as a Borrower, in the same manner and with the same effect as if each such party had signed a separate Note.

          (s)         ENTIRE AGREEMENT. This Note and the other Loan Documents constitute the entire understanding between the Clinton Brookside Borrower, the Guarantors and Lender relating to the Clinton Brookside Loan, and to the extent that any writings not signed by the Lender or oral statements or conversations at any time made or had shall be inconsistent with the provisions of this Note or any of the other Loan Documents, the same shall be null and void.

          (t)         CONFIRMATION. This Note extends, amends and restates, but is not given in payment of, the Prior Clinton Brookside Note.

          (u)         SOLE DISCRETION OF BANK. Except where otherwise provided herein, wherever pursuant to this Note, the Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of the Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of the Lender and shall be final and conclusive.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Clinton Brookside Borrower has executed this instrument the date first above written.

CLINTON BROOKSIDE DRIVE LLC
By: Alterra Healthcare Corporation,
     Its Member

By: /s/ Mark Ohlendorf
Name: Mark Ohlendorf
Title: Vice President

AHC EXCHANGE CORPORATION

By: /s/ Mark Ohlendorf
 Name: Mark Ohlendorf
Title: Vice President

STATE OF NEW YORK         )
                                                   )ss.:
COUNTY OF ALBANY         )

         On the ___ day of December , 2001, before me, the undersigned, personally appeared Mark Ohlendorf, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and he acknowledged to me that he executed the same in his capacities, and that by his signatures on the instrument, the individuals or the persons on behalf of which the individual acted, executed the instrument.

___________________________
Notary Public

SCHEDULE "A"

          1.         Loan made by Key Corporate Capital Inc. to the Ithaca Bundy Borrower in the original principal sum of $3,325,800.00.

          2.         Loan made by Key Corporate Capital Inc. to the Ithaca Trumansburg Borrower in the original principal sum of $2,862,607.00.

          3.         Loan made by Key Corporate Capital Inc. to the Niagara Nash Borrower in the original principal sum of $3,420,000.00.

          4.         Loan made by Key Corporate Capital Inc. to the Niagara Wheatfield Borrower in the original principal sum of $3,367,010.00 or so much thereof as may have been advanced to Niagara Wheatfield under the terms of a certain building loan agreement and a certain development agreement each dated October 18, 1999.

          5.          Loan made by Key Corporate Capital Inc. to the Clinton Brookside Borrower in the original principal sum of $3,300,000.00 or so much thereof as may have been advanced to Clinton Brookside under the terms of a certain building loan agreement and a certain development agreement each dated January 14, 2000.

          6.         Loan made by Key Corporate Capital Inc. to the Rockland Borrower in the original principal sum of $6,335,739.00 or so much thereof as may have been or may hereafter be advanced to the Rockland Borrower under the terms of a certain building loan agreement and a certain development agreement each dated June 15, 2000.